UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Walter Energy, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Walter Energy Inc.

3000 Riverchase Galleria, Suite 1700

Birmingham, AL 35244

Supplement to Definitive Proxy Statement for Annual Meeting

of Stockholders to be held at 10:00 a.m. (Central Time) on Thursday, April 25, 2013

To Our Stockholders:

On March 8, 2013, we filed our definitive Proxy Statement (the “Proxy Statement”) for our 2013 Annual Meeting of Stockholders (the “Annual Meeting”) with the Securities and Exchange Commission.  We are filing this Supplement to provide additional information to Annex A entitled “Supplemental Information Regarding Participants” contained in the Proxy Statement.  The information set forth below updates and supersedes the information in Annex A only as described below. There are otherwise no other changes to the Proxy Statement.  Defined terms used herein and not otherwise defined shall have the meaning set forth in the Proxy Statement.

On March 18, 2013, the Company hired Mark H. Tubb to serve as the Company’s Acting Vice President — Investor Relations.  In this capacity, Mr. Tubb will be a “Participant” as defined in Schedule 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in the solicitation of proxies for the Company’s Annual Meeting.  Accordingly, this Supplement is intended to disclose information regarding Mr. Tubb as required under Schedule 14A.

The employment of Paul Blalock, the former Vice President, Investor Relations, is scheduled to cease effective April 30, 2013, and Mr. Blalock no longer is a “Participant” in the solicitation of proxies for the Company’s Annual Meeting.

Officers and Employees

The principal occupation of Mr. Tubb is set forth below. The principal occupation refers to Mr. Tubb’s position with the Company, and the business address for Mr. Tubb is Walter Energy, Inc., 3000 Riverchase Galleria, Suite 1700, Birmingham, Alabama 35244.

Name	Title
Mark H. Tubb	Acting Vice President — Investor Relations

Information Regarding Ownership of Company Securities By Participants

The following table sets forth the number of shares held as of March 20, 2013 by Mr. Tubb. Except pursuant to applicable community property laws, to the knowledge of the Company, Mr. Tubb has sole voting and investment power as to the shares shown. For purposes of the table below, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares that such person has the right to acquire within 60 days after March 20, 2013.

Name	Title	Amount and Nature of Beneficial Ownership
Mark H. Tubb	Acting Vice President — Investor Relations	1,101

Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth information regarding purchases and sales of the Company’s securities by Mr. Tubb during the past two years (March 5, 2011 — March 20, 2013). Unless otherwise indicated, all transactions were in the public market or pursuant to equity compensation plans.  No part of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Transaction Date	Number of Shares	Transaction Description
Mark H. Tubb	12/21/2011	0.23	Disposition—Open market sale
	12/05/2011	1.65	Acquisition—Purchase of stock through the Employee Stock Purchase Plan
	9/19/2011	1.54	Acquisition—Purchase of stock through the Employee Stock Purchase Plan
	07/05/2011	9.76	Acquisition—Purchase of stock through the Employee Stock Purchase Plan
	06/06/2011	10.2	Acquisition—Purchase of stock through the Employee Stock Purchase Plan
	06/06/2011	0.98	Acquisition—Purchase of stock through the Employee Stock Purchase Plan
	05/09/2011	8.93	Acquisition—Purchase of stock through the Employee Stock Purchase Plan
	04/29/2011	600.00	Disposition—Shares gifted
	04/28/2011	1,950.00	Exercise and open market sale of stock options
	04/07/2011	8.57	Acquisition—Purchase of stock through the Employee Stock Purchase Plan
	03/14/2011	0.98	Acquisition—Purchase of stock through the Employee Stock Purchase Plan
	03/07/2011	9.55	Acquisition—Purchase of stock through the Employee Stock Purchase Plan

Miscellaneous Information Regarding Participants

Except as described in this Supplement to Annex A, to the Company’s knowledge:

•                  Mr. Tubb does not own any securities of the Company of record that Mr. Tubb does not own beneficially.

•                  Mr. Tubb is not, and was not within the past year, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

•                  No associate of Mr. Tubb owns beneficially, directly or indirectly, any securities of the Company. Mr. Tubb does not own beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company.

•                  Neither Mr. Tubb nor any associate of Mr. Tubb is a party to any transaction, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which (i) the Company was or is to be a participant, (ii) the amount involved exceeds $120,000, and (iii) Mr. Tubb or any related person thereof had or will have a direct or indirect material interest.

•                  Neither Mr. Tubb, nor any associate of Mr. Tubb, has any arrangement or understanding with any person (i) with respect to any future employment by the Company or its affiliates or (ii) with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

/s/ Earl H. Doppelt
Earl H. Doppelt
Senior Vice President, General Counsel and Secretary
March 25, 2013

This Supplement, the Proxy Statement, and the Annual Report on Form 10-K for the year ended December 31, 2012 are available free of charge at www.sec.gov and at http://investorrelations.walterenergy.com.